Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Synergy CHC Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share	(1)	457(o)	0		$0.00	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Preferred Stock, $0.00001 par value per share	(2)	457(o)	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Debt	Debt Securities	(3)	457(o)	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Warrants	(4)	457(o)	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Units	(5)	457(o)	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Subscription Rights	(6)	457(o)	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$		$100,000,000.00	0.0001381	$13,810.00

Total Offering Amounts:								$100,000,000.00		13,810.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$13,810.00

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Offering Note(s)

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Synergy CHC Corp. (the “Registrant”).

There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Represents securities that may be offered and sold from time to time in one or more offerings by Synergy CHC Corp. (the “Registrant”).

There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Represents securities that may be offered and sold from time to time in one or more offerings by Synergy CHC Corp. (the “Registrant”).

There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	Represents securities that may be offered and sold from time to time in one or more offerings by Synergy CHC Corp. (the “Registrant”).

There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(5)	Represents securities that may be offered and sold from time to time in one or more offerings by Synergy CHC Corp. (the “Registrant”).

There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(6)	There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(7)	Represents securities that may be offered and sold from time to time in one or more offerings by Synergy CHC Corp. (the “Registrant”).

There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of subscription rights to purchase an indeterminate number of shares of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act.